FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 23, 2011

HORNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
(State or other	(Commission File Number)	(IRS Employer ID Number)
jurisdiction of incorporation)

3975 University Drive, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(703) 641-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 29, 2011, Horne International, Inc. (the "Company") entered into a Loan Agreement with Mr. Trevor Foster pursuant to which the Company borrowed One Hundred Thousand Dollars ($100,000) from Mr. Foster in exchange for a promissory note in the principal amount of One Hundred Thousand Dollars ($100,000). The note is payable on a quarterly basis and fully due and payable December 29, 2013. The Loan Agreement and Promissory Note provide for interest at a rate of 7% per annum on the outstanding principal, payable quarterly beginning March 31, 2012. The note is unsecured. The note is payable in cash or may be converted into common stock by the Lender at a per share price equal to $.10 or thirty percent less than the market price on the date of conversion, whichever is greater.

On December 29, 2011, the Company entered into a Loan Agreement with Mr. Darryl K. Horne, President and Chairman of the Board of Directors of the Company, pursuant to which the Company borrowed Fifty Thousand Dollars ($50,000) from Mr. Horne in exchange for a promissory note in the principal amount of Fifty Thousand Dollars ($50,000). The note is payable on a quarterly basis and fully due and payable December 29, 2013. The Loan Agreement and Promissory Note provide for interest at a rate of 7% per annum on the outstanding principal, payable quarterly beginning March 31, 2012. The note is unsecured. The note is payable in cash or may be converted into common stock by the Lender at a per share price equal to $.10 or thirty percent less than the market price on the date of conversion, whichever is greater.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 29, 2011, the Company borrowed One Hundred Thousand Dollars ($100,000) from Mr. Trevor Foster.  See disclosure under Item 1.01 of this Current Report on Form 8-K for material terms of the loan, which disclosure is incorporated by reference in this Item 2.03.

On December 29, 2011, the Company borrowed Fifty Thousand Dollars ($50,000) from Mr. Darryl K. Horne, the Company's President and Chairman of the Board of Directors. See disclosure under Item 1.01 of this Current Report on Form 8-K for material terms of the loan, which disclosure is incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2011, Lily Xu resigned her position as Chief Financial Officer of the Company  Ms. Xu's last day of employment with the Company will be January 13, 2012.

Item 9.01 Financial Statements and Exhibits.
(d)           The following exhibits are filed as part of this report:

10.1	Loan Agreement dated December 29, 2011 between Horne International, Inc. and Trevor Foster

1.	10.2	Promissory Note dated December 29, 2011 issued by Horne International, Inc. to Trevor Foster

2.	10.3	Loan Agreement dated December 29, 2011 between Horne International, Inc. and Darryl K. Horne

10.4	Promissory Note dated December 29, 2011 issued by Horne International, Inc. to Darryl K. Horne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2011	By:	/s/ Evan Auld-Susott
Evan Auld-Susott
Chief Executive Officer

Exhibit Index

10.1	Loan Agreement dated December 29, 2011 between Horne International, Inc. and Trevor Foster

10.2	Promissory Note dated December 29, 2011 issued by Horne International, Inc. to Trevor Foster

10.3	Loan Agreement dated December 29, 2011 between Horne International, Inc. and Darryl K. Horne

10.4	Promissory Note dated December 29, 2011 issued by Horne International, Inc. to Darryl K. Horne.